[PEPCO/RCN logo here]             For Immediate Release
                                  August 6, 1997

                                               Contacts:
                                  Nancy Moses, PEPCO/PCI
                                            202-872-2680
                                        Jim Maiella, RCN
                                            212-376-4399

 PEPCO Subsidiary Joins RCN Corporation to Bring Washington Area
A Single-Source Package of Telecommunications and Cable Services

- News Conference Aug 6. 10:30 am Sheraton Washington; Connecticut & Woodley (Kansas Room).
- To participate in the news conference by telephone, call
1-800-263-9155
- Replay of the news conference until August 8, 1997:
1-800-633-8284 (PIN# 3009364).

    Washington, DC -- Potomac Capital Investment Corporation (PCI), an unregulated subsidiary of local utility Potomac Electric Power Company (PEPCO), today announced an agreement to form a joint venture with RCN Corporation (RCN) to provide Washington-area residents and businesses local and long-distance telephone, cable television and Internet services as a package from a single source.

    The joint venture will be equally owned by PCI and RCN, and each will invest up to $150 million over the next three years to provide the "bundled" services over an advanced fiber optic network. Initial network construction will begin in the District of Columbia and portions of Maryland and Northern Virginia. Within three years, the new company will be offering to more than 40 major communities the bundled services that include the first full-service alternative to current cable television providers. In advance of the buildout of the fiber optic network, a competitive package of local and long distance telephone and Internet services
will be offered throughout the Washington area.    The joint
venture, which will be headquartered in the District of Columbia and will have more than 200 employees, could ultimately expand to more than 200 communities.

    PEPCO President John M. Derrick, Jr., said, "Through this venture, PEPCO is responding to the desires of our technology-savvy customers who want many communication options yet simplicity of service. By becoming an integrated provider of energy and telecommunications services in the Washington metropolitan area, PEPCO will be better able to successfully compete in a deregulated environment."

                             -more-

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PCI/RCN  2-2-2

    "We had always planned to launch RCN in Washington," said David
C. McCourt, Chairman and CEO of RCN Corporation. "But the overwhelming demand for our bundled telecommunications services in New York City and Boston encouraged us to enter this market earlier than we had originally anticipated. Washington is a fantastic market for this joint venture because the population craves information and access to the type of services it will provide."

    RCN is the nation's first and largest facilities-based telecommunications company to offer a package of competitive local and long-distance telephone, cable television and high-speed Internet access to residential and commercial customers over advanced fiber optic networks. RCN currently provides bundled telecommunications services in New York City and, in concert with Boston Edison, in the Boston metropolitan area.

    PCI President John D. McCallum said, "The recent Telecommunications Act has given us the opportunity, and competition has given us the impetus, to offer area customers a superior, price-competitive, integrated telecommunications service. We are very pleased to have found a partner with the depth of telecommunications experience, reputation and strength of RCN."

    "When we decided to enter the Washington market, we evaluated a list of potential local partners and PCI and its parent, PEPCO, were head and shoulders above the other candidates. We are thrilled to be in business with a company that has such deep roots in the community and such a demonstrated commitment to quality service and customer care," McCourt said.

    PCI is a wholly owned subsidiary of PEPCO (NYSE: POM). PEPCO provides electric service to 682,000 businesses and households in the Washington, D.C. and the Maryland suburbs. PCI conducts PEPCO's ongoing nonutility businesses and has been operated separately from the regulated utility since its inception in 1983.

    RCN is a subsidiary of C-TEC Corporation (Nasdaq: CTEX, CTEXB) headquartered in Princeton, NJ. C-TEC has received approval from the Internal Revenue Service to spin RCN off into its own separate, publicly traded company by the end of 1997. It is anticipated that RCN will trade on The Nasdaq Stock Market.

    Consumers can reach PCI by calling 202-775-4623 and RCN by calling 1-800-RINGRCN. Information can also be obtained by visiting RCN's site on the World Wide Web at www.rcn.com.

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